 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2020 relating to the financial statements of Amesite Operating Company, appearing in Registration Statement No. 333-248001 on Form 424B4 of Amesite Inc.

/s/ Deloitte & Touche LLP

Detroit, MI

November 20, 2020